UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024 (November 1, 2024)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-4034

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2024 (the “Effective Date”), Shoe Carnival, Inc. (the “Company”) entered into an Amended and Restated Employment and Noncompetition Agreement with Mark J. Worden, the Company’s President and Chief Executive Officer (the “Amended Worden Agreement”). The Board of Directors and Mr. Worden agreed to extend the term of his employment agreement through October 31, 2029, with automatic one-year renewals thereafter, providing for continuity in the Chief Executive Officer role.

On November 1, 2024, the Company also entered into amended and restated employment and noncompetition agreements with Marc A. Chilton, the Company’s Executive Vice President and Chief Operating Officer; Patrick C. Edwards, the Company’s Senior Vice President, Chief Financial Officer, Treasurer, and Secretary; and Carl N. Scibetta, the Company’s Senior Executive Vice President and Chief Merchandising Officer (collectively, the “Other Executive Officer Amended Agreements” and, together with the Amended Worden Agreement, the “Amended Agreements”). The Other Executive Officer Amended Agreements provide for an initial one-year term, commencing on November 1, 2024 and ending on October 31, 2025, with automatic one-year renewals thereafter.

These Amended Agreements were entered into following a comprehensive review by the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company’s existing employment agreements, stock unit agreements, and cash and equity incentive compensation plans and arrangements with the Company’s executive officers. This review was done in the normal course, not in contemplation of any change in control or other transaction.

A summary of the material terms of the superseded employment agreements with each executive officer can be found in “Executive Compensation—Termination and Change in Control Arrangements” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 14, 2024. Other than as described below, the terms of the Amended Agreements are the same in all material respects as those in the superseded employment agreements.

Amended Agreements

The Amended Agreements modify the terms of each respective executive officer’s superseded employment agreement to, among other things, provide for the payment of any incentive bonus under the Shoe Carnival, Inc. Amended and Restated 2016 Executive Incentive Compensation Plan (the “EICP”) that has been earned but is yet unpaid for the fiscal bonus year prior to the year in which a timely qualifying termination following a change in control (a “timely qualifying termination”) or a termination without cause or for good reason occurs. The Amended Agreements also contain an updated list of entities considered to be “Competing Businesses” and include other updates to the agreements’ restrictive covenants and contain certain changes for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

While no change in control transaction is contemplated, changes to the Amended Agreements also include a revised definition of a “change in control” that is consistent with the Shoe Carnival, Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”), as adjusted for the Additional Change In Control Exceptions (as defined below), an enhanced definition of a “timely qualifying termination” and, for the Amended Worden Agreement, an enhanced definition of “good reason” following a change in control. The Amended Agreements also update the payments that could be payable to the executive officers upon a change in control, including a cash incentive bonus for any executive officer that is employed on the date of payment equal to his pro-rated EICP incentive bonus based on actual performance, and an increased payment to Mr. Worden (from 200% to 250% of his base salary and target EICP incentive bonus) in the event of a timely qualifying termination. If Section 280G of the Code applies to payments to an executive officer in connection with a change in control and such payments trigger an excise tax, the Amended Agreements now provide that those payments will be reduced to an amount that will not trigger the excise tax (a “pure cutback”).

Other changes made to the Other Executive Officer Agreements include, but are not limited to: (1) the payout Mr. Edwards would receive upon a termination without cause or for good reason or upon a timely qualifying termination has been aligned with payouts due to Messrs. Chilton and Scibetta (Messrs. Chilton’s and Scibetta’s payouts did not change); and (2) the definitions of “cause,” “good reason” and “accrued obligations” were aligned among the Other Executive Officer Amended Agreements.

The foregoing description of the terms of the Amended Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreements, copies of which are filed as Exhibit 10.1 for Mr. Worden, Exhibit 10.2 for Mr. Chilton, Exhibit 10.3 for Mr. Edwards, and 10.4 for Mr. Scibetta to this Current Report on Form 8-K and are incorporated herein by reference.

Amendments to the 2017 Plan, EICP and Restricted Stock Unit Award Agreements

On November 1, 2024, in connection with the approval of the Amended Agreements, the Compensation Committee and the Board of Directors approved amendments to the 2017 Plan to add exceptions to the definition of “Change in Control” set forth in the 2017 Plan for (1) any acquisition of securities of the Company by certain natural persons, entities or groups (“Exchange Act Persons”) who beneficially own 30% or more of the Company’s common stock on the Effective Date; and (2) certain acquisitions triggered by the death of certain Exchange Act Persons who beneficially own 10% or more of the Company’s common stock on the Effective Date (the “Additional Change in Control Exceptions”).

On the same date, the Compensation Committee and the Board of Directors approved certain amendments to the EICP to (i) eliminate certain references to Section 162(m) of the Code, which are no longer applicable, and (ii) revise the maximum individual bonus provision to provide that the maximum bonus that may be paid to an executive officer under the EICP for any fiscal year shall not exceed 300% of his or her base salary for the fiscal year and to eliminate the maximum aggregate bonus that may be paid to an executive officer under the EICP during the term of the plan.

On November 1, 2024, the Compensation Committee also approved amendments to Section 3(b)(3) of each of the restricted stock unit award agreements governing the restricted stock unit awards granted to Messrs. Worden, Chilton, Edwards and Scibetta in fiscal 2022, 2023 and 2024 to provide for the immediate vesting of all unvested restricted stock units upon the occurrence of a change in control.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibits
10.1	Amended and Restated Employment and Noncompetition Agreement, dated as of November 1, 2024, between the Company and Mark J. Worden
10.2	Amended and Restated Employment and Noncompetition Agreement, dated as of November 1, 2024, between the Company and Marc A. Chilton
10.3	Amended and Restated Employment and Noncompetition Agreement, dated as of November 1, 2024, between the Company and Patrick C. Edwards
10.4	Amended and Restated Employment and Noncompetition Agreement, dated as of November 1, 2024, between the Company and Carl N. Scibetta
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: November 4, 2024	By:	/s/ Patrick C. Edwards
Patrick C. Edwards
Senior Vice President
Chief Financial Officer, Treasurer & Secretary